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RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 25, 2016 / 02:00PM GMT

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

CORPORATE PARTICIPANTS

Michael Fifer Sturm Ruger & Co Inc - CEO

Kevin Reid Sturm Ruger & Co Inc - General Counsel

Chris Killoy Sturm Ruger & Co Inc - President and COO

CONFERENCE CALL PARTICIPANTS

Andrea James Dougherty & Company - Analyst

Brian Ruttenbur BB&T Capital Markets - Analyst

Colin Moran Abdiel Capital - Analyst

Brian Rafn Morgan Dempsey Capital Management - Analyst

Steve Roberts NorthPointe Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Sturm, Ruger & Company fourth-quarter 2015 earnings conference call. My name is Mark and I will be your operator for today.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Michael Fifer, Chief Executive Officer. Please proceed, Sir.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Thank you. Good morning and welcome to the Sturm, Ruger & Company year-end 2015 conference call. I would like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements which will be followed by a quick overview of 2015, including the fourth quarter and then we can get right into your questions. Kevin?

Kevin Reid - Sturm Ruger & Co Inc - General Counsel

Thanks, Mike. We want to remind everyone that statements made in the course of this meeting that state the Company's or Management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the Company's SEC filings including but not limited to the Company's report on Form 10-K for the year ended December 31, 2015, and Forms 10-Q for the first, second and third quarters of 2015. Copies of these documents may be obtained by contacting the Company or the SEC or, of course, on the Company's website at www.ruger.com or the SEC website at www.sec.gov.

We reference non-GAAP EBITDA, please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found on our Form 10-K for the year ended December 31, 2015, and our Forms 10-Q for the first three quarters of 2015 which also posted to our website. Furthermore the Company disclaims all responsibility to update forward-looking statements. Mike?

Michael Fifer - Sturm Ruger & Co Inc - CEO

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Thank you, Kevin. Financial results. For 2015 net sales were $551.1 million and fully diluted earnings were $3.21 per share. For 2014, net sales were $544.5 million and fully diluted earnings were $1.95 per share.

In the fourth quarter of 2014, the Company recorded an expense of $41 million related to the termination and settlement of its defined benefit pension plan. Excluding this expense, 2014's fully diluted earnings were $3.22 per share.

For the fourth quarter of 2015, net sales were $152.4 million and fully diluted earnings were at $0.88 per share. For the corresponding period in 2014, net sales were $122.6 million and the Company realized a loss of $0.77 per share. Excluding the aforementioned defined benefit pension plan expense, fourth-quarter 2014 fully diluted earnings were $0.53 per share.

Our 2015 EBITDA was $132.5 million, or 24% of sales. And our 2014 EBITDA was $126.3 million, or 23% of sales. For the fourth quarter of 2015, our EBITDA was $36 million, or 24% of sales. These results compare favorably to our fourth-quarter 2014 EBITDA of $17.3 million, or 14% of sales.

Demand. After a year of declining demand in 2014, demand rebounded in 2015 both due to slightly higher overall levels and back to typical seasonal patterns. For 2015, the estimated sell-through of the Company's products from the independent wholesale distributors to retailers increased 7% from 2014.

During the same period, the National Instant Criminal Background Check System, background checks, as adjusted by the National Shooting Sports Foundation, commonly referred to as NICs checks, increased 9%. For the fourth quarter of 2015, the estimated sell-through of the Company's products from the independent wholesale distributors to retailers increased 24% from the comparable prior-year period. During these same periods, NICs checks increased 18%.

Ruger had a strong presence in the 2015 Black Friday advertisements with some national chain accounts reporting significant increases of sales in the Company's products to consumers year-over-year. In the fourth quarter of 2015, we observe stronger demand for those firearm products that would typically be used for self-defense, such as centerfire pistols.

This increase in demand led to increased sell-through at all levels of the channel and helped reduce inventory levels for the Company's products, both at Ruger and at the independent wholesale distributors. Demand continues to be strong for both self-defense type firearms and for new products through the first 1.5 months of 2016.

New product development. We believe that new products are a key driver of demand. Our major new product launch in mid-2015 was the Ruger Precision Rifle.

At the end of the year, we launched the Ruger American Pistol and shortly thereafter, the Silent-SR rimfire sound suppressor. In addition to these new products, we placed increase emphasis on accessories and licensed products. New accessory products included the Elite 452 Trigger, which fits all modern sporting rifles, several 10/22 barrels, custom replacement stocks and grips, muzzle brakes for threaded barrels and a 9 millimeter conversion kit for our LC380 pistol. We also added Ruger ARX ammunition manufactured by PolyCase and an exclusive line of knives by CRKT to our catalog of licensed products.

New products represented $115.4 million, or 21% of firearm sales in 2015. Compared to $89.4 million, or 16% of firearm sales in 2014. New product sales include only major new products that were introduced in the past two years.

Production and inventories. In 2015, unit production for the year declined 8% from 2014. The quarterly numbers, however, show an improving trend in the second half of the year.

In the third and fourth quarters of 2015, unit production increased 23% and 18% respectively from the comparable prior-year periods. In spite of that increasing production, inventory at both the Company and at the independent wholesale distributors declined in the fourth quarter due to the aforementioned increase in demand.

For the full year, the Company finished with inventory decreased 16,800 units and the independent wholesale distributors' inventory decreased 55,700 units. We believe that the overall inventory levels are generally sufficient to support rapid fulfillment of retailer demands. However, there is still insufficient availability of certain models that are enjoying strong demand and we are working hard to increase production rates for those models.

Balance sheet. At December 31, 2015, our cash and cash equivalents totaled $69 million, an increase of $60 million from December 31, 2014. Our current ratio was 2.3 to 1 and we have no debt. At December 31, 2015, stockholders' equity was $227.7 million which equates to a book value of $12.17 per share.

Cash flows. In 2015, we generated $112.6 million of cash from operations. We reinvested $28.7 million of that back into the Company in the form of capital expenditures.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

We estimate that capital expenditures in 2016 will be approximately $25 million. Our primary focus for investment will be new product development as well as capacity increases for certain established products that have strong demand.

Cash returned to shareholders. In 2015, the Company returned $24 million to its shareholders through the payment of $21 million of dividend and the repurchase of 82,100 shares of our common stock at an average price of $34.57 per share, for a total of $3 million. At December 31, 2015, $73 million remained authorized for future stock repurchases.

Our Board of Directors has declared a $0.35 per share quarterly dividend for shareholders of record as of March 11, 2016, payable on March 25, 2016. As a reminder, our quarterly dividend is approximately 40% of net income and therefore varies quarter-to-quarter. Those are the highlights of 2015.

Operator, may we please have the first question.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Your first question comes from Andrea James from Dougherty & Company. Please proceed.

Andrea James - Dougherty & Company - Analyst

Taking my questions, Andrea James here. Quick question, Mike. Just a modeling question. If you shipped 478,000 units in the quarter at a $336 ASP, if I multiply those two numbers I get $160 million in revenue? You report about $150 million of firearms revenue. I'm just wondering what I'm missing because normally that roughly works out.

Michael Fifer - Sturm Ruger & Co Inc - CEO

All right. I believe the answer would be free goods being shipped from our -- some of our promotional programs.

Andrea James - Dougherty & Company - Analyst

All right and usually --

Michael Fifer - Sturm Ruger & Co Inc - CEO

And not every one of those units went out at that ASP. The ASP would be the products for which we invoice.

Andrea James - Dougherty & Company - Analyst

Okay. I appreciate that it and then can you give us a little bit of color into your thinking about the decision to go into suppressors and whether or not that could be material? Thank you.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Yes. I think suppressors are an emerging market that really have taken the whole shooting industry by storm. Once people finally get around to trying it, they realize how delightful it is to shoot in a much quieter environment.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

We just think it's going to be a big growth area. Now for the first year or two, I don't see it being material to our results. But you know at the SHOT Show we had a bunch of retailers come up to us and say, gee, I was thinking about getting into the silencer business but I couldn't make up my mind. But now that Ruger's in it that means is mainstream I'm going to do a I'm going to get my license.

Andrea James - Dougherty & Company - Analyst

And awaiting period on that you think is still a popular product even though folks have to wait a little bit just to get it?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I think the waiting period is actually getting worse. Because of budget constraints they have redeployed some of the people who were working on the licenses, not licenses, but the authorizations for suppressors and have reassigned them to just doing basic NICs checks.

So it's a problem and we can only hope that they will put more resources on it and it'll get better.

Andrea James - Dougherty & Company - Analyst

Thank you for taking my questions. Congratulations. Thank you.

Operator

Your next question comes from the line of Brian Ruttenbur from BB&T.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Thank you much. Great quarter and year. A couple questions, distributor level inventory currently stands around 270,000. Where do you see or where do you want distributor level inventory to go to? I think you made a comment on the last quarter around 325,000 if I recall correctly but maybe you can elaborate on that?

Michael Fifer - Sturm Ruger & Co Inc - CEO

While I believe we've been very consistent in saying that we'd really like to have the distributors running at about a six inventory turn. Which is where that number in the 300,000s come from and of course if this is a good healthy and growing year, then we will want even more. On the other hand, distributors like to have as little inventory as possible and as many inventory turns as they can.

So it's always a bit of a challenge to convince them to invest a little more but we been reasonably successful and those who actually did it, because it's not uniform across the board, but those who made a real effort and a real commitment, they made a lot of money in the fourth quarter. And so hopefully that message will resonate to more of them and more of them will actually act like wholesalers and hold inventory.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Okay. And then the next question is on capacity at Mayodan, are you at full capacity? Are you 75% of capacity? How many lines do you have up there?

Michael Fifer - Sturm Ruger & Co Inc - CEO

Right now the Mayodan factory has about half the space finished out and with production lines in it. Not all of those production lines in that first half are shipping yet. Because we are increasing capacity on a bunch of the products there, built there. But I have signed a capital request to finish out the other half of the building because we anticipate filling it in the coming year.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Brian Ruttenbur - BB&T Capital Markets - Analyst

Can you talk a little bit about CapEx requirements then in 2016 as you finish that out? Is it going to be larger, smaller, can you give me any kind of numbers around that?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I can give you our current estimate which is about $25 million because generally we don't have any major building infrastructure issues other than finishing out the interior of the Mayodan plant. For example, in the past few years we've done substantial -- a new wastewater treatment facility. We've put in a very big indoor production range and those things are quite expensive building additions.

So our current estimate is $25 million, I would caution however, my January estimates have never held up. And if we get great opportunity, as you see, we're sitting on a lot of cash so we can move very quickly to take advantage of that.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Okay. Next question is about traction with a new American pistol line. Market reception, what you're seeing out there?

Michael Fifer - Sturm Ruger & Co Inc - CEO

All right. I'd like to ask Chris Killoy, our President and Chief Operating Officer to take the question.

Chris Killoy - Sturm Ruger & Co Inc - President and COO

Thanks, Mike. One of the things with the American pistol is, we had a very innovative launch plan, shipping to retailers and select ranges across the country in advance of actual announcement to consumers. That proved very effective and so far the demand has been very strong.

We just finished shipping the last of our introductory packages. Now building at the individual firearms. We have two primary SKUs, 9 millimeter and.45 that are shipping to retailers and so far we been very pleased with the demand and success of the launch.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Great. And then I have some additional follow-up questions, just the plan for promotional activity and 2016 verses 2015? We are picking up from SHOT Show that maybe the discounting environment is less this year because of the increased volumes or increased demand. Is that what you are seeing also?

Michael Fifer - Sturm Ruger & Co Inc - CEO

Yes.

Chris Killoy - Sturm Ruger & Co Inc - President and COO

Yes. This is Chris again. Right now certainly there's increased demand on certain segments, both of Ruger product line and the market in general. Other parts are still somewhat subjective to -- subjected to promotional needs. At Ruger we typically have, over the past couple of years, have had a single annual promotional period between January and February and, as many of you likely know, last year we had a summer series of promotions that we're planning to repeat this year.

So we are planning for that, the way we do these promotions is we can throttle those up or down as far as how rich they are or how rich they need to be based on the market demand and the segments we are talking with.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Brian Ruttenbur - BB&T Capital Markets - Analyst

Okay. Thank you.

Rise in ASPs this year versus last year, I think that on the year you had, I guess, $319 was the average and in 2015 versus last year was $303. Do you expect that rise to continue in 2016 for ASPs? And was that driven primarily by long guns or what was it driven by?

Michael Fifer - Sturm Ruger & Co Inc - CEO

The major factors in ASP are the number of free goods that are shipped and the accessories that are shipped. These ASP numbers include our accessory sales so if you have a year like 2013, where there was an extraordinary number of after market magazines sold, that can substantially lower the ASP number. And if you have a period of time when they are not quite so many and then you throw in our new product, the Precision rifle which is one of -- it's not our most expensive firearm.

That can adjust it, too, so I wouldn't read a lot into the ASP numbers one way or the other here. I'd focused more on the total units sold because we tend to have a good contribution margin on incremental units so if you see us go from one quarter to another with a big jump, you can expect sort of earnings to follow that.

Brian Ruttenbur - BB&T Capital Markets - Analyst

All right. And then last questions. Got to bring Tom into this.

Can you talk about tax rate, anticipation for 2016, where you anticipate that to shake out? And then you share count. Is there any anticipated buybacks or you are anticipating kind of flattish share count or some increasing share count with time?

Michael Fifer - Sturm Ruger & Co Inc - CEO

We don't have any particular reason to expect the tax rate to change and especially in an election year, I doubt they could pass any legislative that would affect it.

In terms of share repurchases, with that $73 million authorized and at this stock price, I doubt we would do it. And just go back to a discussion I've had in the past which is if the stock is trading at a historical, kind of average multiple, we are not going to participate. If we think that multiple has dropped too low, then we will jump in at that point.

Because from the perspective of a shareholder who is around before the stock repurchase and stays and still owns their stock after the repurchase, they are only better off when the Company buys the stocks if the Company buys the stock at a below average earnings multiple. And honestly, I would invite more people to actually run the math and figure because there's too many assumptions out there that just buying stock back at any old price is good. But it's only good for the exiting shareholder and it's not good for the shareholder who stays. So if our average multiple is kind of in the 6 to 8 range, you expect us to buy only when it's below that range.

And right now I think that the multiple is somewhere in that range and so we probably wouldn't participate. But as you saw last year when it -- the stock price dropped down to what we thought was an unfair level, we did jump in and buy a bunch of $35 a share.

Brian Ruttenbur - BB&T Capital Markets - Analyst

Thank you very much.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Let me add to that a little bit. There's always a tug between the three main things, stock repurchase, special dividend or acquisitions. And we've kept our eye out for acquisitions for the last 10 years and we've actually tried a few times, but have been beaten by others who were willing to pay really kind of silly multiples. And as we've seen some of those acquisitions that we didn't quite get, I think the people who bought them rue the day that they did win.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

And you've seen us where we had done a special dividend in the past and seen us actually by stock back from time to time. If we have another good year, I think we may find our cash balance to be uncomfortably high at that point and that would probably lead us in the direction of a special dividend.

On the other hand, if it's politics and things really drive a strong market, some of that cash will go into additional capacity and we may not be in a position to do a special dividend. At the same time, you know, who knows what will happen with politics, if the stock price gets on the -- what we believe is a very low multiple then we will jump in with a stock repurchase. So we are very aware of the ways to spend the money, we're trying to do it in a responsible way for our long-term shareholders. And we will be ready to move if an opportunity presents itself.

Next question.

Operator

Your next question comes from Colin Moran from Abdiel. Please proceed.

Colin Moran - Abdiel Capital - Analyst

Mike, your D&A is running about a little under $40 million a year. But you mentioned this $25 million CapEx number as creating some room for expansion. Can you just comment on what the right number to think about for just sort of a maintenance CapEx level for you guys is?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I think probably somewhere in the number of $15 million but we have got such a long list of new products out there that we are anxious to implement that I'd be surprised if you saw us less than $25 million on a running basis.

Colin Moran - Abdiel Capital - Analyst

Okay. Just to make sure heard. 1-5 million, $15 million is maintenance and then maybe an extra $10 million for -- whatever is above that is building out capacity?

Michael Fifer - Sturm Ruger & Co Inc - CEO

Well, when you introduce a new product, keep in mind that even if you have existing machinery that's suitable to build it, you generally have to do a lot of new tooling. Both tooling in the machine and then perhaps tooling for plastic injection molded parts or metal injection molded parts. And so the startup of a line consumes a fair amount of capital, whether you have the equipment or not and then if you have to buy either extra equipment or specialized equipment, that adds more to it.

So new products really tend to drive our CapEx in any given year. And then typically, to a lesser degree, increasing demand on existing products may have an impact. We've got a lot of new equipment throughout the business because we have invested over $200 million back in the business in the last seven or eight years.

So it's not like I have a lot of old equipment that's just dying and falling apart. Pretty much we've cleaned most of that out. There aren't too many Bridgeports left in our building.

So when you ask about maintenance, it's a tough question for me to ask -- answer because I'm trying to think of do we have any more roofs to repair? And we've been pretty steady each year at maintaining our infrastructure and then our CapEx has really been driven by new product demands.

Colin Moran - Abdiel Capital - Analyst

Okay. I guess it's sort of related to that, is your sales to net PP&E historically, has been in the kind of close to seven times ratio. And now it's closer to five times. So would it be right to infer from that, that you've got a fair amount of room to ramp up production without, at least in existing lines, without needing to spend a lot of CapEx?

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Michael Fifer - Sturm Ruger & Co Inc - CEO

It depends on the lines but I think is a reasonable assumption. And keep in mind that some of our early products during this big run were small like the LCP pistol and that really required minimal capital for what we were producing. And then we added the things like the SR1911 which requires a lot of capital for each gun produced. And then most recently we put out the Ruger Precision rifle which is a very vertically integrated product.

And our AR-556 is very vertically integrated which is how we are able to reach the price points we did. And so those are much more capital intensive than say the original LCP. So a lot has to do with product mix and how much we've vertically integrated versus how much we are buying component parts from outside vendors.

Colin Moran - Abdiel Capital - Analyst

Okay. And then with respect to the Precision rifle, what's your sense of how many of those you will be producing in Q4 of this upcoming year versus the quarter we just finished. Not looking for a number, just kind of a relationship. Are you going to double it, is it something in that order of magnitude?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I do not anticipate doubling it. I'm frankly thrilled with how popular it is and how much it is in demand. But I mean it is $1000 rifle and there is a smaller market for a $1000 rifle no matter how incredibly accurate and fun to shoot it is compared to $299 pistol.

I truly have no idea what the demand will at the end of the year. Hopefully, it will be every bit a strong as it is now and I'll probably be lagging demand in terms of capacity increases because I always remain a little bit skeptical on the higher price products. It's just how long the strong demand will last.

Colin Moran - Abdiel Capital - Analyst

Okay. And on the new pistol, what could we think about in the way of additional related pistols over time that might come out of the American pistol? Just what possible alternative -- or not alternatives, but additional lines could come out of that.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Well, what we've done is come out with two of the most popular calibers in a full-size and what we call a Pro model which means manual safety is not on there, magazine disconnect safety is not on there, because typically more experienced shooters don't want to have those. And so those are just two models. I believe our plans for that line are somewhere on the order of 22 models in total.

So you would expect at least one additional caliber, you would expect a Pro model, safety models, full-size models, compact models. And just work through the list and that's long before we even get to a distributor exclusive that wants other special features on it. So I think it'll keep us busy for a few years. You would -- should expect us to expand this to a full line but it will take a number of years to do so.

Colin Moran - Abdiel Capital - Analyst

Got it. Thanks.

Operator

(Operator Instructions)

Your next question comes from Brian Rafn from Morgan Dempsey Capital Management. Please proceed.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Good morning, Mike. Hi, Chris

Michael Fifer - Sturm Ruger & Co Inc - CEO

Good morning.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Mike, from the standpoint of new product development, obviously that's what you kind of anchored the Company on. One from the standpoint of engineering staff, are you looking at adding any design capacity and engineers this year?

Michael Fifer - Sturm Ruger & Co Inc - CEO

Brian, at this point I would tell you probably not other than just sort of the normal part of our engineering intern program. Every year a few of those guys graduate and we extend them offers for full-time employment. We've been very fortunate in that we've had I believe zero turnover.

We had a, I think of the past few years, one or two guys left for one reason and they both came back. So we've done very well at keeping the guys and keeping them happy, challenging them. We're working hard on enhancing their education skill sets that's so they become more valuable to us and with the good established base we have, I think that's more important than bringing in new guys. Although we try to bring in interns every year and then keep a few of them post-graduation.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay, so your keep a couple interns every year. Okay. The last time I checked you had 75, 80, 85 engineers. Is that about right or am I off?

Michael Fifer - Sturm Ruger & Co Inc - CEO

It depends who you count. But I think in aggregate, including our manufacturing engineers which work so closely with the design guys there's a lot of crossover. I think we're probably closer in total to about 140.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

140. Oh, okay. Great. Super. All right. When you look at product development lifecycle, you know, concept, prototyping, testing, building inventory. At one time Ruger was, 3 1/2, 4 years, what maybe are your goals and are you seeing any compression in that design to bringing to market, that compression of that cycle time?

Michael Fifer - Sturm Ruger & Co Inc - CEO

Well last year we initiated a big project to try to rationalize how we do new product development at all of our facilities. And I don't really want to go into all the details on that but we expect good things from it and in spite of, my in the past saying it takes three or four years to develop a product, every now and then we get one that flies through in a year.

So we have done it well on occasion. And we know that if we can get those best practices across the board, throughout the plants and teach more of the guys how to do that, we will get better over time.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, okay. No, I think you're making efforts. You had talked once, and one of the things that we look at, too, is you know the ability -- you build some buzz in the channel, you got to have some decent inventory on launch date. The Precision rifle, such a superb rifle. There are Delta Force guys, SOCOM guys, the rangers that can't get this. I am still on a waiting list.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

You talked about being a little skeptical, kind of gauging that. What is your sense on -- I'm trying to understand what you -- the gauging. If you're constantly kind of behind that, how do you kind of lift production for something that's in -- that has tremendous demand.

Michael Fifer - Sturm Ruger & Co Inc - CEO

That's the challenge we face every day. Right now demand for that rifle is substantially more than we can build today. But is that -- let's say that demand would you say 2 or 3 X what we building today but is that going to last for five years?

In which case I should be scrambling to get more equipment and more staff and working on that right away. Or is that the typical launch of a new product where you get this enormous spike for the first 6 to 12 months and then it kind of settles down to a value that was say for example, half of the peak value and that's the sustainable multi-year. So what we try to do is we try to estimate what the sustainable multi-year level is, build a production capacity for that and then build units for several months before the launch so that we can take care of the peak at launch but not be over invested in capacity.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Michael Fifer - Sturm Ruger & Co Inc - CEO

And pretty much we have misjudged that every single time. We have never had enough capacity.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, right. Well, it's a tough thing you do. I'm not pressing you. You know, Harley-Davidson does that with motorcycles here in Milwaukee. They like scarcity. Scarcity drives that buzz. I'm wondering does -- is scarcity for you, does that help in gauging and being a little more skeptical or would you just as soon deliver as many as you could.

Michael Fifer - Sturm Ruger & Co Inc - CEO

I think this is a little bit like what you learn in business school, that you cannot inventory a hotel room. If you didn't fill it last night, you lost that sale forever.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right.

Michael Fifer - Sturm Ruger & Co Inc - CEO

And there's a certain number folks who, when they see it on the cover of a magazine want to run out and buy it right then and there. But if you wait six or nine months, they may have two different reactions.

One maybe they've just forgotten about it and they're on to the next exciting thing. Or, two, they are so resentful they couldn't get it that you can't even give it to them. And so I think it's more important to have enough when you launch, and you know -- that demand is perishable. You really need to service it at launch if you can.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, I got you. No, I appreciate the color. Yes, indicate you guys build, I think it's six rifles and one pistol, at Mayodan. You talked about building out the other 50%.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

How many other lines are you adding? How -- are you shifting other rifles or long guns from Newport? Are you using that capacity for new pipeline products that you are have yet to launch or to bring out? What's going to build out Mayodan.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Yes. (Laughter)

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Brian, we're doing all of the above.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, okay. I got you. The Earth City, the metal injection mold vertically integrated, is that on plan, on budget? Are you seeing more content? Are you expanding it? What is going on at Earth City?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I believe right now we're fairly pleased with it. We made an estimate of how much total capacity there was there. And we are not using it all yet but with the launch of the American pistol, I expect to completely utilize it and we may be starting to look at expanding it.

We're not going to -- I don't think we're going to expand it in St. Louis. I think what we are going to do is develop cells there that we can then move to the factories that consume the units. And so our core MIM factory will be in St. Louis with the major expertise there. But then when we can develop a small cell and move it to the plant, that will be the right way to expand.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Okay. And when you look at the plans, historically, Newport has been rifles, long guns, revolvers. Prescott's been pistols. Is Mayodan going to get a class or is it going to be more new products or is it just where you have floor space? What is going to define what Mayodan, North Carolina builds.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Brian, that's a great question. I don't really think I have a good answer. It is been really very opportunistic. For example, back to your earlier question, we are moving a product line out Newport because Newport has a new product they need the space for and the engineers are there, so we're moving out a product line that is fairly stable and moving it down to Mayodan. But it is driven by needs in Newport, not driven by some fancy plans for Mayodan.

And we've done that once before with a product line from Prescott moving to Mayodan. But Mayodan in their own right is building their own engineering team and it's developing new products. So the farther down the road we go the less likely we will move a product line to Mayodan because they will have a pretty of their own taking up the space.

Operator

Your next question comes from Steve Roberts from NorthPointe Capital. Please proceed.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Steve Roberts - NorthPointe Capital - Analyst

During, obviously, we have the election coming up this fall and the year of demand has been fairly robust. Have you think if Hillary Clinton is elected president that we'll see a step up in demand or just kind of stay at this level here?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I think we'll see a step up of demand if a Democrat wins the election. And particularly so if they win the Senate because, in spite of whether President Obama is successful in appointing a new Supreme Court Justice, more than likely based on agent health, that the next president will get several opportunities. And that could drive concern about the rights of gun rights. So, yes.

Steve Roberts - NorthPointe Capital - Analyst

Okay. Thank you.

Operator

Your next question comes from Brian Rafn from Morgan Dempsey Capital Management. Please proceed.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, Mike, the mini-foundries up at Newport you are running two, maybe? And what if any further plans with the main integrated foundry versus the minis?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I believe I said it in the past and it's still true today that I think we need three mini-foundries at our current volume level to be able to shut down the big one, the old legacy foundry. And we're holding off on the third mini-foundry for the moment. Sort of to not spend too much on our capital spending.

And also because there are some emerging new technologies that we want to look at and see how they mature. So my guess is we will not commence that third mini-foundries this year as we watch some of these emerging technologies and we will revisit it again probably 12 months from now.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Okay. Any CapEx? You talk about building out Mayodan, anything going on at Newport or Prescott or just specifically on new products?

Michael Fifer - Sturm Ruger & Co Inc - CEO

Primarily it's on new products and the only major infrastructure that I can think of at the moment is the build out in Mayodan.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Okay. You indicate, Mike, you have the old Dorr Woolen building, 45,000 square feet. I thought you guys were going to burn that thing to the ground? Or are you going to knock it over?

Maybe I got that wrong. I thought that was an old asset or whatever. What is in there? Is that a storage area or --?

Michael Fifer - Sturm Ruger & Co Inc - CEO

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Well, like most industrial buildings, it was built over time with different sections of different age and the building style and sort of quality. And there was, in that large building, there was one section that was pretty new and we got rid of everything but that one new section.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Michael Fifer - Sturm Ruger & Co Inc - CEO

And that's our finished goods warehouse for Newport.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. All right. Let me ask relative to, you know, accessories. You mentioned many years back, talking about M&A activity, but you kind of qualified it with the phrase needle mover. You wanted something that was --that had some impact.

I'm just wondering when you look across, certainly with the modern sporting rifles, the grips, the optics, the lasers, the flashlights, holsters or slings for revolvers or pistols, are there any areas you guys certainly have added magazine clips and triggers and some things, are there other broader areas in the accessories area that you might go to? Obviously, suppressors, very good choice. I'm just wondering how broad your nets are?

Michael Fifer - Sturm Ruger & Co Inc - CEO

Well, we pay a lot of attention to what's out there. Frankly, our big focus right now is going to be on suppressors and some of our products, for example, the 10/22 and now emerging the Precision rifle, draw a lot of after market suppliers because those products are very customizable.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes.

Michael Fifer - Sturm Ruger & Co Inc - CEO

And so we have decided, and it's really sort of a shift in thinking here, that, gee, we ought to be supplying a lot more of those after market products. And you can get good margins for them. So the engineers that we have dedicated to accessories are really kind of focused on that for now.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. You mentioned a little bit yet in your opening comments, talking about Black Friday sales and it seems to have been, I don't know the last four or five years, the gun area on Black Friday has really been a big area.

How do you guys war plan for that? And what kind of things do you do? Other than some promotions. I'm just curious as to what kind of goes into your Black Friday planning.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Let me give that one to Chris, I think.

Chris Killoy - Sturm Ruger & Co Inc - President and COO

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

Hi, Brian. Chris here. You know really the Black Friday planning process begins as early as SHOT Show this past year, if you believe it. We were meeting with all of our big box partners that we sell -- we still sell them through our network of independent wholesalers but we're out there planning, really right there at SHOT Show forward on what would make good Black Friday ad commitments. We firm that up as we get further down in the spring and most of that is locked up pretty early on in the year.

I mean, last year you remember we talked about in 2014, we got boxed out of some of those planned ads because of discounting and price cuts by some of the competition. This year we didn't see that. We saw very strong Black Friday ads and we had very fruitful and productive discussions with our -- the big box stores at the SHOT Show and continuing forward. And I think we are in good shape from a planning standpoint.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, okay. Good. Let me ask you guys in the military and police side, obviously you know, I think you guys made certainly the right choice with not taking back scrap guns and holsters and having to buy leather and bullets and training and all the stuff that goes with those big orders. But you do have products, certainly the modern sporting rifles, the American pistol, I mean it's got a nice kind of a military look to it. Any smaller departments, any limited size business SWAT teams are that relative to you know Ruger products in the police side?

Chris Killoy - Sturm Ruger & Co Inc - President and COO

Brian, Chris again. We do have a small footprint in the law enforcement market but the products you mentioned, in particular the AR-556 as well as the Precision rifle, have generated some small department orders as well as some test and evaluation requests from quite a few different departments.

And we think there also be interest in the American pistol as we go forward. But again that's not a major part of our approach to business down the road. We still focused primarily on the consumer segment.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right. And finally, any in specific calibers or product lines, any safety stock building for 2016?

Michael Fifer - Sturm Ruger & Co Inc - CEO

It's Mike here. We've actually encouraged our wholesalers that this summer, anticipating a little bit of the normal seasonal slowdown in the summer, regardless of the politics, that this their big opportunity to take advantage of the upcoming elections. And so we're -- have been continuing encouraging them, strong arming them, that kind of stuff and hopefully they will do it.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay.

Michael Fifer - Sturm Ruger & Co Inc - CEO

It really is a big opportunity for them.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes.

Michael Fifer - Sturm Ruger & Co Inc - CEO

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

The day after the election it's too late to ask for product. It's all allocated from that day forward.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right and one final one, Mike. I guessing they have a plant tour someday at Mayodan or are you going to wait until it gets built out?

Michael Fifer - Sturm Ruger & Co Inc - CEO

I'm sorry. Say that again.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

When you had an analyst day there, we've enjoyed those in the past. Prescott and Newport. Are you going to do something similar to that at Mayodan or are you going to wait until he gets fully -- filled up? I think you said you are going to build it out this year.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Yes, we are going to have an analyst day. The annual meeting is on Tuesday the 3rd and so we are inviting interested shareholders to let us know if they'd like to come in at 2 PM on Monday, May 2, at Mayodan for a tour. We're going to, as we've done in the past, we will sort of limit it to a manageable sized crowd so let us know your interest, your current share holdings, and we will try to get some folks in there.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Sounds good. Thanks, guys. Appreciate it

Operator

I would now like to hand the call back to Michael Fifer for closing remarks.

Michael Fifer - Sturm Ruger & Co Inc - CEO

Thank you. In closing, I'd like to thank you for your continued interest in Ruger and I'd like to thank our loyal customers and the 2,000 plus hard-working members of the Ruger team who design and manufacture wonderful firearm products every day in our American factories. And I look forward to seeing many of you at our 2016 annual meeting on Tuesday, May 3 in Mayodan, North Carolina. Thank you.

Operator

Thank you very much. This concludes today's conference. Thank you for your participation. You may now disconnect. Have a wonderful day.

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FEBRUARY 25, 2016 / 02:00PM GMT, RGR - Q4 2015 Sturm Ruger & Co Inc Earnings Call

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